Exhibit 99.1
Nautilus Biotechnology Reports Fourth Quarter and Fiscal Year 2024 Financial Results
SEATTLE, WA, February 27, 2025 – Nautilus Biotechnology, Inc. (NASDAQ: NAUT; or “Nautilus”), a company pioneering a single-molecule proteome analysis platform, today reported financial results for the fourth quarter and fiscal year ended December 31, 2024.

•Reported total operating expenses for the fourth quarter of 2024 were $20.0 million, roughly equal to the fourth quarter of 2023, and $0.9 million above last quarter reflecting an ongoing focus on expense management;
•Announced an expectation that the launch of Nautilus’ proteome analysis platform - instruments and reagents - will occur in late 2026;
•Announced a reduction in headcount of approximately 16% in order to appropriately align the resources needed to pursue key development goals with the desire to extend the company’s cash runway.

“2024 was a year of innovation and meaningful accomplishment for Nautilus,” said Sujal Patel, CEO of Nautilus Biotechnology. “From unveiling the world’s first quantitative measurement of biological variation in tau proteoforms potentially associated with Alzheimer’s Disease, to fundamental platform development advancements, I’m pleased with the progress of last year. Our revised timeline expectations for commercial launch are based on efforts required to implement modifications to our platform’s assay configuration and surface chemistry that we believe will significantly reduce technical risk and yield the greatest possible platform performance.”
Fourth Quarter 2024 and Fiscal Year 2024 Financial Results
Operating expenses were $20.0 million for the three months ended December 31, 2024, flat compared to $20.0 million for the three months ended December 31, 2023. Operating expenses were $81.5 million for the year ended December 31, 2024, a $5.3 million or 7% increase from $76.2 million for the year ended December 31, 2023. The increase in operating expense is attributable to continued headcount growth throughout the year to support product development.
Net loss was $17.6 million for the fourth quarter of 2024, as compared to the net loss of $17.0 million for the corresponding prior year period. Net loss was $70.8 million for the year ended December 31, 2024, as compared to the net loss of $63.7 million for the year ended December 31, 2023.
Cash, cash equivalents, and investments were $206.3 million as of December 31, 2024.

Fiscal Year 2025 Outlook
•In 2025, we expect operating expenses to be at or below 2024 levels.
•We expect that cash, cash equivalents and investments of $206.3 million as of December 31, 2024 will provide a runway through 2027.
Webcast and Conference Call Information
Nautilus will host a conference call to discuss the fourth quarter and fiscal year 2024 financial results, business developments and outlook before market open on Thursday, February 27, 2025, at 5:30 AM Pacific Time / 8:30 AM Eastern Time. Live audio of the webcast will be available on the “Investors” section of the company website at: www.nautilus.bio.
About Nautilus Biotechnology, Inc.
With its corporate headquarters in Seattle, Washington and its research and development headquarters in San Carlos, California, Nautilus is a development stage life sciences company working to create a platform technology for quantifying and unlocking the complexity of the proteome. Nautilus’ mission is to transform the field of proteomics by democratizing access to the proteome and enabling fundamental advancements across human health and medicine. To learn more about Nautilus, visit www.nautilus.bio
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this press release include, but are not limited to, statements regarding Nautilus’ expectations regarding the company’s business operations, financial performance and results of operations; expectations regarding operating expenses and cash runway; expectations with respect to any revenue timing or projections, expectations with respect to the development required for and the timing of the launch of Nautilus’ product platform and full commercial availability, the functionality and performance of Nautilus’ product platform, its potential impact on providing proteome or proteoform access, pharmaceutical development and drug discovery, expanding research horizons, and enabling scientific explorations and discovery, and the present and future capabilities and limitations of emerging proteomics technologies. These statements are based on numerous assumptions concerning the development of Nautilus’ products, target markets, and other current and emerging proteomics technologies, and involve substantial risks, uncertainties and other factors that may cause actual results to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that could materially affect the accuracy of Nautilus’ assumptions and its ability to achieve the forward-looking statements set forth in this press release include (without limitation) the following: Nautilus’ product platform is not yet commercially available and remains subject to significant scientific and technical development, which is inherently challenging and difficult to predict, particularly with respect to highly novel and complex products such as those being developed by Nautilus. Even if our development efforts are successful, our product platform will require substantial validation of its functionality and utility in life science research. In the course of Nautilus’ scientific and technical development and associated product validation and commercialization, we may experience material delays as a result of unanticipated events. We cannot provide any guarantee or assurance with respect to the outcome of our development, collaboration, and commercialization initiatives or with respect to their associated timelines. For a more detailed description of additional risks and uncertainties facing Nautilus and its development efforts, investors should refer to the information under the caption “Risk Factors” in our Annual Report on Form 10-K to be filed for the year ended December 31, 2024 and our other filings with the SEC. The forward-looking statements in this press release are as of the date of this press release. Except as otherwise required by applicable law, Nautilus disclaims any duty to update any forward-looking statements. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Disclosure Information

Nautilus uses filings with the Securities and Exchange Commission, its website (www.nautilus.bio), press releases, public conference calls, public webcasts, and its social media accounts as means of disclosing material non-public information and for complying with Regulation FD. Therefore, Nautilus encourages investors, the media, and others interested in Nautilus to review the information it makes public in these locations, as such information could be deemed to be material information.
Media Contact
press@nautilus.bio
Investor Contact
investorrelations@nautilus.bio

Nautilus Biotechnology, Inc. Consolidated Balance Sheets As of December 31, 2024 and December 31, 2023 (Unaudited)

(in thousands)	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$27,646	$19,397
Short-term investments	102,247	154,021
Prepaid expenses and other current assets	2,933	3,419
Total current assets	132,826	176,837
Property and equipment, net	4,076	4,267
Operating lease right-of-use assets	28,256	32,634
Long-term investments	76,405	90,647
Other long-term assets	1,180	1,180
Total assets	$242,743	$305,565
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$987	$1,639
Accrued expenses and other liabilities	2,548	3,945
Current portion of operating lease liabilities	4,097	3,538
Total current liabilities	7,632	9,122
Operating lease liabilities, net of current portion	26,381	31,090
Total liabilities	34,013	40,212

Stockholders' equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	481,679	467,834
Accumulated other comprehensive income (loss)	57	(255)
Accumulated deficit	(273,019)	(202,239)
Total stockholders’ equity	208,730	265,353
Total liabilities and stockholders' equity	$242,743	$305,565

Nautilus Biotechnology, Inc. Consolidated Statements of Operations Three Months and Year Ended December 31, 2024 and 2023 (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share and per share data)	2024	2023	2024	2023
Operating expenses
Research and development	$12,823	$12,466	$50,477	$47,251
General and administrative	7,157	7,535	30,999	28,901
Total operating expenses	19,980	20,001	81,476	76,152
Other income (expense)
Interest income	2,431	3,033	10,780	12,550
Other expense	(45)	(56)	(84)	(73)
Total other income	$2,386	$2,977	$10,696	$12,477
Net loss	$(17,594)	$(17,024)	$(70,780)	$(63,675)
Net loss per share attributable to common stockholders, basic and diluted	$(0.14)	$(0.14)	$(0.56)	$(0.51)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	125,796,018	124,984,918	125,426,509	124,919,144

Nautilus Biotechnology, Inc. Consolidated Statements of Cash Flows Year Ended December 31, 2024 and 2023 (Unaudited)

	Year Ended December 31,
(in thousands)	2024	2023
Cash flows from operating activities
Net loss	$(70,780)	$(63,675)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation expense	12,701	12,137
Amortization of operating lease right-of-use assets	4,378	3,856
Depreciation	1,975	1,849
In-process research and development	760	—
Loss on disposal of property and equipment	84	—
Amortization (accretion) of premium (discount) on securities, net	(2,804)	(2,659)
Changes in operating assets and liabilities:
Prepaid expenses and other assets	666	(821)
Accounts payable	(578)	393
Accrued expenses and other liabilities	(1,397)	417
Operating lease liabilities	(4,150)	(3,208)
Net cash used in operating activities	(59,145)	(51,711)
Cash flows from investing activities
Proceeds from maturities of securities	155,410	71,599
Purchases of securities	(86,278)	(112,892)
Purchases of property and equipment	(2,122)	(2,442)
Cash paid in connection with asset acquisition	(760)	—
Net cash provided by (used in) investing activities	66,250	(43,735)
Cash flows from financing activities
Proceeds from exercise of stock options	620	104
Proceeds from issuance of common stock under employee stock purchase plan	524	264
Net cash provided by financing activities	1,144	368
Net increase (decrease) in cash, cash equivalents and restricted cash	8,249	(95,078)

Cash, cash equivalents and restricted cash at beginning of period	20,399	115,477
Cash, cash equivalents and restricted cash at end of period	$28,648	$20,399